Exhibit 33.5

3015 SOUTH PARKER ROAD	p 303.696.3699	www.nelnet.net
SUITE 400		NELNET, INC.
AURORA, CO 80014 - 2906
STATEMENT OF COMPLIANCE
Sallie Mae, Inc. — Master Servicer
11100 USA Parkway
Fishers, IN 46037
Attention: Theresa Ouellette
Pursuant to the FFEL Program Omnibus Subservicing Agreement (the “Subservicing Agreement”) dated August 12, 2010 between and among Nelnet Servicing, LLC and Sallie Mae, Inc., the undersigned here certifies that (a) a review of Nelnet Servicing, LLC’s activities during the period from August 12, 2010 through December 31, 2010 and of its performance under the Subservicing Agreement during such period has been made under my supervision; and (b) to the best of my knowledge, based on such review, Nelnet Servicing, LLC has fulfilled all of its obligations under this Agreement, in all material respects, during such period.

Robert W. Beiersdorf, President
Nelnet Servicing, LLC

3015 SOUTH PARKER ROAD	p 303.696.3699	www.nelnet.net
SUITE 400		NELNET, INC.
AURORA, CO 80014 - 2906
STATEMENT OF COMPLIANCE
Sallie Mae, Inc. — Trust
12061 Bluemont Way
Reston, VA 20190
Attention: Trust Administration
Pursuant to the FFEL Program Omnibus Subservicing Agreement (the “Subservicing Agreement”) dated August 12, 2010 between and among Nelnet Servicing, LLC and Sallie Mae, Inc., the undersigned here certifies that (a) a review of Nelnet Servicing, LLC’s activities during the period from August 12, 2010 through December 31,2010 and of its performance under the Subservicing Agreement during such period has been made under my supervision; and (b) to the best of my knowledge, based on such review, Nelnet Servicing, LLC has fulfilled all of its obligations under this Agreement, in all material respects, during such period.

Robert W. Beiersdorf, President
Nelnet Servicing, LLC

3015 SOUTH PARKER ROAD	p 303.696.3699	www.nelnet.net
SUITE 400		NELNET, INC.
AURORA, CO 80014 - 2906
STATEMENT OF COMPLIANCE
Sallie Mae, Inc. — Administrator
12061 Bluemont Way
Reston, VA 20190
Attention: Kristy Reineke
Pursuant to the FFEL Program Omnibus Subservicing Agreement (the “Subservicing Agreement”) dated August 12, 2010 between and among Nelnet Servicing, LLC and Sallie Mae, Inc., the undersigned here certifies that (a) a review of Nelnet Servicing, LLC’s activities during the period from August 12, 2010 through December 31, 2010 and of its performance under the Subservicing Agreement during such period has been made under my supervision; and (b) to the best of my knowledge, based on such review, Nelnet Servicing, LLC has fulfilled all of its obligations under this Agreement, in all material respects, during such period.

Robert W. Beiersdorf, President
Nelnet Servicing, LLC

3015 SOUTH PARKER ROAD	p 303.696.3699	www.nelnet.net
SUITE 400		NELNET, INC.
AURORA, CO 80014 - 2906
SARBANES CERTIFICATION ON BEHALF OF THE ISSUER
Re:	The Omnibus Subservicing Agreement dated as of August 12, 2010 (the “Agreement”), among Sallie Mae, Inc., as Master Servicer (the “Master Servicer”), Sallie Mae, Inc., as Administrator (the “Administrator”), and Nelnet Servicing, LLC, as Subservicer (the “Subservicer”), as supplemented by the Supplement to the Omnibus Subservicing Agreement, dated as of August 12, 2010, by and among SLM Student Loan Trust 2010-2, as Issuer (the “Issuer”), The Bank of New York Mellon Trust Company, National Association, as Eligible Lender Trustee (the “Eligible Lender Trustee”), the Master Servicer, the Administrator and the Subservicer.
I, Robert W. Beiersdorf, the President of Nelnet Servicing, LLC, as the Subservicer, certify to the Master Servicer and to the Administrator, on behalf of the Issuer, and their officers, with the knowledge and intent that they will rely upon this certification, that:
(i)	I have reviewed the servicer compliance statement of the Subservicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Subservicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Trust Student Loans by the Subservicer during 2010 that were delivered by the Subservicer to the Master Servicer and to the Administrator, on behalf of the Issuer, pursuant to the Agreement (collectively, the “Company Servicing Information”);

(ii)	Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

3015 SOUTH PARKER ROAD	p 303.696.3699	www.nelnet.net
SUITE 400		NELNET, INC.
AURORA, CO 80014 - 2906
(iii)	Based on my knowledge, all of the Company Servicing Information required to be provided by the Subservicer under the Agreement has been provided to the Master Servicer and to the Administrator, on behalf of the Issuer;

(iv)	I am responsible for reviewing the activities performed by the Subservicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment and/or the Attestation Report, the Subservicer has fulfilled its obligations under the Agreement in all material respects; and

(v)	The Compliance Statement required to be delivered by the Subservicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Subservicer and by any Subcontractor pursuant to the Agreement, have been provided to the Master Servicer and to the Administrator, on behalf of the Issuer. Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer and to the Administrator, on behalf of the Issuer. Any material instance of noncompliance with the Subservicing Criteria has been disclosed in such reports.
Date: 3-14-2011

By:	/s/ Robert W. Beiersdorf
	Name:	Robert W. Beiersdorf
	Title:	President